Exhibit 21.1

SUBSIDIARIES OF OWL ROCK TECHNOLOGY FINANCE CORP. II

Name	Jurisdiction

OR TECH LENDING II LLC ORTF II BC 1 LLC ORTF II BC 2 LLC	DELAWARE DELAWARE DELAWARE